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Exhibit 10.43

ASCENT SOLAR TECHNOLOGIES, INC.

RESTRICTED STOCK AWARD AGREEMENT

        This RESTRICTED STOCK AWARD AGREEMENT (the "Agreement") is made as of March 31, 2008 (the "Grant Date") between ASCENT SOLAR TECHNOLOGIES, INC. a Delaware corporation (the "Company") and Gary Gatchell, a key employee of the Company (the "Employee").

Background Information

        A.    The Company has employed the Employee as the Chief Executive Officer of the Company pursuant to that certain Executive Employment Agreement dated as of March 31, 2008 by and between the Company and the Employee (the "Employment Agreement").

        B.    In connection with the employment of the Employee and as inducement to the Employee to enter into the employ of the Company, the Company's Compensation Committee (the "Committee") of the Board of Directors (the "Board") has made a grant of performance-based restricted stock to the Employee as of the Grant Date pursuant to the terms of this Agreement.

        C.    The Employee desires to accept the grant of performance-based restricted stock and agrees to be bound by the terms and conditions of this Agreement. In the event the Employee fails to sign and return this Agreement to the Company within 90 days after this Agreement is presented to the Employee, the grant of performance-based restricted stock shall be cancelled and this Agreement shall be null and void.

Agreement

        1.     Performance-Based Restricted Stock.    Subject to the terms and conditions provided in this Agreement, the Company hereby grants the Employee forty thousand (40,000) shares of restricted, common stock of the Company (the "Restricted Stock") as of the Grant Date.

        2.     Performance-Based Vesting.    Except as otherwise provided in Section 3 and Section 4 of this Agreement, the extent of the vesting of the Restricted Stock shall be based upon the vesting schedule set forth in Paragraph 3(c) of the Employment Agreement.

        3.     Vesting Upon Change of Control.    All unvested Restricted Stock shall automatically vest upon a "Change of Control" of the Company as such term is defined in Paragraph 3(c) of the Employment Agreement.

        4.     Forfeiture.

          (a)   Upon Tenth Anniversary of the Grant Date.    Any shares of Restricted Stock not vested by the tenth (10th) anniversary of the Effective Date (as defined in the Employment Agreement) of the Employment Agreement shall be forfeited and returned without consideration to or obligation by the Company.

          (b)   Termination of Employment.    Except in connection with a Change of Control pursuant to Section 3 above, any shares of Restricted Stock not vested at the time of termination of the Employee's employment with the Company, whether for cause or without cause, shall be forfeited and returned without consideration to or obligation by the Company.

          (c)   Death.    Any shares of Restricted Stock not vested at the time of the Employee's death shall be forfeited and returned without consideration to or obligation by the Company.

          (d)   Disability.    Any shares of Restricted Stock not vested at the time of the Employee's "permanent disability," as defined in Paragraph 5(c) of the Employment Agreement, shall be forfeited and returned without consideration to or obligation by the Company.

        5.     Dividend Rights.    The Employee shall have a right to receive cash dividends, to the extent cash dividends are declared by the Board of Directors of the Company, which are paid with respect to the Restricted Stock after the Grant Date.

        6.     Rights as a Shareholder.    The Employee shall have a right to vote the Restricted Stock after the Grant Date until the date on which the Employee's interest in such Restricted Stock has been forfeited in accordance with Section 4 of this Agreement.

        7.     Restrictions on Transfer.    Until such time as any share of Restricted Stock becomes vested pursuant to Section 2 or Section 3 above, the Employee shall not have the right to make or permit to occur any transfer, pledge or hypothecation of all or any portion of the Restricted Stock, whether outright or as security, with or without consideration, voluntary or involuntary. Any transfer, pledge or hypothecation not made in accordance with this Agreement shall be deemed null and void.

        8.     Shares Held by Custodian.    The Employee hereby authorizes and directs the Company to deliver any share certificate issued by the Company to evidence the award of Restricted Stock to the Secretary of the Company or such other officer of the Company as may be designated by the Committee (the "Share Custodian") to be held by the Share Custodian until the Restricted Stock becomes vested in accordance with Section 2 or Section 3 above. When all or any portion of the Restricted Stock becomes vested, the Share Custodian shall deliver to the Employee (or his beneficiary in the event of death) a certificate representing the vested Restricted Stock (which then will be unrestricted). The Employee hereby irrevocably appoints the Share Custodian, and any successor thereto, as the true and lawful attorney-in-fact of the Employee with full power and authority to execute any stock transfer power or other instrument necessary to transfer the Restricted Stock to the Company, or to transfer a portion of the Restricted Stock to the Employee on an unrestricted basis upon vesting, pursuant to this Agreement, in the name, place, and stead of the Employee. The term of such appointment shall commence on the Grant Date and shall continue until all the Restricted Stock becomes vested or is forfeited. During the period that the Share Custodian holds the shares of Restricted Stock subject to this Section, the Employee shall be entitled to all rights applicable to shares of common stock of the Company not so held, including the right to vote and receive dividends, but provided, however, in the event the number of shares of Restricted Stock is increased or reduced by changing par value, split-up, stock split, reverse stock split, reclassification, merger, reorganization, consolidation, or otherwise, and in the event of any distribution of common stock or other securities of the Company in respect of such shares of common stock, the Employee agrees that any certificate representing shares of such additional common stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Share Custodian and shall be subject to all of the provisions of this Agreement as if initially received hereunder.

        9.     Tax Payment Upon Vesting.    At such time as the Employee becomes vested pursuant to Section 2 or Section 3 above in all or any portion of the Restricted Stock, the Employee (or his/her personal representative) must satisfy his federal, state and local, if any, withholding taxes imposed by reason of the vesting of the Restricted Stock. The Employee may satisfy this withholding obligation by paying to the Company the full amount of the withholding obligation in any of the following manners: (a) in cash (including by wire transfer or by a personal check backed by sufficient funds); (b) by surrendering vested and nonforfeitable shares of common stock of the Company with an aggregate fair market value on the date of vesting equal to total amount owed by the Employee; (c) in any other manner previously approved by the Board or the Committee; or (d) through any combination of the foregoing. Failure to tender the required withholding taxes will result in a delay of the delivery of the Restricted Stock.

        10.   Investment Representations.    The Employee hereby represents, warrants, covenants, and agrees with the Company as follows:

          (a)   The Restricted Stock being acquired by the Employee will be acquired for the Employee's own account without the participation of any other person, with the intent of holding the Restricted Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Restricted Stock and not with a view to, or for resale in connection with, any distribution of the Restricted Stock, nor is the Employee aware of the existence of any distribution of the Restricted Stock;

          (b)   The Restricted Stock was not offered to the Employee by means of publicly disseminated advertisements or sales literature, nor is the Employee aware of any offers made to other persons by such means;

          (c)   The Employee is able to bear the economic risks of the investment in the Restricted Stock, including the risk of a complete loss of his/her investment therein;

          (d)   The Restricted Stock cannot be offered for sale, sold or transferred by the Employee other than pursuant to: (A) an effective registration under the Securities Act of 1933 (the "1933 Act") or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

          (e)   The Employee has, and has had, complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds, and other books and records. Employee has examined such of these documents as the Employee has wished and is familiar with the business and affairs of the Company. The Employee realizes that the acquisition of the Restricted Stock is a speculative investment and that any possible profit therefrom is uncertain;

          (f)    The Employee has had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. The Employee has received all information and data with respect to the Company which the Employee has requested and which the Employee has deemed relevant in connection with the evaluation of the merits and risks of the Employee's investment in the Company;

          (g)   The Employee has such knowledge and experience in financial and business matters that the Employee is capable of evaluating the merits and risks of the acquisition of the Restricted Stock hereunder and the Employee is able to bear the economic risk of such acquisition; and

          (h)   The agreements, representations, warranties, and covenants made by the Employee herein extend to and apply to all of the Restricted Stock of the Company issued to the Employee pursuant to this award. Acceptance by the Employee of the certificate representing such Restricted Stock shall constitute a confirmation by the Employee that all such agreements, representations, warranties, and covenants made herein shall be true and correct at that time.

        11.   No Effect on Employment.    Nothing in this Agreement shall confer upon the Employee the right to continue in the employment of the Company or effect any right which the Company may have to terminate the employment of the Employee regardless of the effect of such termination of employment on the rights of the Employee under this Agreement.

        12.   Governing Laws.    This Agreement shall be construed and enforced in accordance with the local laws of the State of Colorado applicable to agreements to be executed and performed wholly within said state, and shall inure to the benefit of, and be binding upon, the parties hereto and their heirs, personal representatives, successors and assigns.

        13.   Successors.    This Agreement shall inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the Company and the Employee. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

        14.   Notice.    Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the Company (Attention: Chief Executive Officer), at Ascent Solar Technologies, Inc., 8120 Shaffer Parkway, Littleton, CO 80127, or at any other address as the Company, by notice to the Employee, may designate in writing from time to time; to the Employee, at the Employee's address as shown on the records of the Company, or at any other address as the Employee, by notice to the Company, may designate in writing from time to time.

        15.   Assignment.    This Agreement and all rights under this Agreement will be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns. This Agreement is personal in nature, and neither of the parties to this Agreement will, without the written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity; except that the Company may assign this Agreement to any of its affiliates or wholly-owned subsidiaries, provided, that such assignment will not relieve the Company of its obligations hereunder.

        16.   Severability.    Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

        17.   Entire Agreement; Modifications to Agreement.    This Agreement and the Employment Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations. The Committee may amend or terminate any (or all) of the provisions of this Agreement at any time prior to the date on which any of the shares of Restricted Stock shall have vested with the Employee pursuant to the terms hereof.

        18.   Headings.    Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

        19.   Specific Performance.    In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

        20.   Resolution of Disputes.    Any determination or interpretation by the Committee shall be final, binding and conclusive on all persons affected thereby.

        21.   Counterparts.    This Agreement may be executed in one or more counterparts, none of which need contain the signature of more than one party hereto, and each of which will be deemed to be an original, and all of which together will constitute a single agreement.

        22.   Compliance with Section 409A.    The parties agree to use good faith efforts to ensure that this Agreement will be administered in a manner so as to comply with Section 409A of the Internal Revenue Code (the "Code") and to use good faith efforts to amend this Agreement when necessary to avoid the additional tax under Section 409A of the Code.

[Signatures on Following Page]

        IN WITNESS WHEREOF, the Company has executed this Agreement as of the Grant Date set forth above.

ASCENT SOLAR TECHNOLOGIES, INC.
By:	/s/ MATTHEW B. FOSTER
Name:	Matthew B. Foster
Title:	President & CEO
EMPLOYEE:
/s/ GARY GATCHELL Gary Gatchell

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RESTRICTED STOCK AWARD AGREEMENT